                            LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Gary P. Schmidt and James M. Spira, signing singly, the undersigned's true and lawful attorney-in-fact to:

        1.      execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer and/or director of the
                Delaware corporation having the name or previously having the name New Aristotle Holdings, Inc. (which name is expected to be changed to Alberto-Culver Company) (the "Company"), Form 144 in
                accordance with Rule 144 under the Securities Act of 1933 (the
                "Act") and Forms ID, 3, 4, and 5 in accordance with Section
                16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act"), and any amendments thereto;

        2.      do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Form 144 and Form ID, 3, 4 or 5 and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

        3.      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
                attorney-in-fact may approve in such attorney-in-fact's
                discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges and agrees that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's' responsibilities to comply with Rule 144 of the Act and Section
16 of the Exchange Act. The undersigned acknowledges and agrees that the foregoing attorneys-in-fact are entitled to rely, without investigation, on any and all information and/or instructions given to any of them by the undersigned and/or the Company.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Form 144 and Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of October, 2006.

                                        /s/ Richard Mewborn
                                        ------------------------------
                                        Signature

                                        Richard Mewborn
                                        ------------------------------
                                        Print Name